Exhibit 99.1

Alarm.com Reports Fourth Quarter and Full Year 2025 Results

-- SaaS and license revenue increased to $180.2 million, compared to $165.7 million for the fourth quarter of 2024 --
-- GAAP net income increased to $34.6 million, compared to $30.1 million for the fourth quarter of 2024--
-- SaaS and license revenue increased to $689.4 million, compared to $631.2 million for 2024 --
-- GAAP net income increased to $131.6 million, compared to $122.5 million for 2024 --
-- Non-GAAP adjusted EBITDA increased to $206.0 million, compared to $176.2 million for 2024 --

TYSONS, VA., February 19, 2026 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for intelligently connected properties, today reported financial results for its fourth quarter and full year ended December 31, 2025. Alarm.com also provided its financial outlook for SaaS and license revenue for the first quarter of 2026 and guidance for the full year 2026.

Fourth Quarter 2025 Financial Results as Compared to Fourth Quarter 2024

•SaaS and license revenue increased 8.8% to $180.2 million, compared to $165.7 million.
•Total revenue increased 8.0% to $261.7 million, compared to $242.2 million.
•GAAP net income increased to $34.6 million, compared to $30.1 million. GAAP net income attributable to common stockholders increased to $34.7 million, or $0.66 per diluted share, compared to $30.3 million, or $0.56 per diluted share.
•Non-GAAP adjusted EBITDA(*) increased to $54.9 million, compared to $46.4 million.
•Non-GAAP adjusted net income attributable to common stockholders(*) increased to $38.9 million, or $0.72 per diluted share, compared to $32.6 million, or $0.58 per diluted share.

Full Year 2025 Financial Results as Compared to Full Year 2024

•SaaS and license revenue increased 9.2% to $689.4 million, compared to $631.2 million.
•Total revenue increased 7.6% to $1.0112 billion, compared to $939.8 million.
•GAAP net income increased to $131.6 million, compared to $122.5 million. GAAP net income attributable to common stockholders increased to $132.6 million, or $2.46 per diluted share, compared to $124.1 million, or $2.29 per diluted share.
•Non-GAAP adjusted EBITDA(*) increased 16.9% to $206.0 million, compared to $176.2 million.
•Non-GAAP adjusted net income attributable to common stockholders(*) increased to $145.7 million, or $2.62 per diluted share, compared to $127.1 million, or $2.28 per diluted share.

Balance Sheet and Cash Flow

•Total cash and cash equivalents decreased to $960.6 million as of December 31, 2025, compared to $1.2207 billion as of December 31, 2024.
•For the year ended December 31, 2025, cash flows from operations was $153.3 million, compared to $206.4 million for the year ended December 31, 2024.

(*) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

Recent Business Highlights

•Expanded Video Doorbell Product Line: The new VDB775 video doorbell is a premium front‑door security solution designed to drive upgrades and adoption of higher-tier, AI-driven video subscriptions. It supports Alarm.com’s full suite of advanced Video Analytics capabilities, including Familiar Faces, and offers streamlined installation capabilities.

•Released Gen-AI Video Search Tool: Commercial and Residential subscribers to advanced video subscription tiers can now use natural language queries to easily search saved video events and quickly find important events captured by Alarm.com and third-party video cameras.

•Commercial Business Passes 2 Million Active Video Devices Milestone in 2025: Alarm.com for Business and OpenEye now support more than 2 million active video cameras and devices across a broad base of commercial customers—from small and medium businesses to enterprises. The growing installation base reflects continued strong adoption of cloud-based video solutions that can improve security outcomes, deliver business intelligence insights, and streamline the management and monitoring of integrated systems across the property.

•EnergyHub Delivered Grid Flexibility at Scale in 2025: EnergyHub delivered large-scale flexibility that supported grid reliability amid unprecedented stress caused by record heat in parts of the United States, surging demand and aging infrastructure. With over 2.5 million distributed energy resources under management, the EnergyHub platform shifted approximately 38,000 MWh of load across more than three thousand events during the year. EnergyHub’s growth reflects the unique value and capabilities of its integrated platform that can address a growing range of grid challenges.

•Acquired Resideo Grid Services (RGS): The acquisition of RGS, a provider of demand response aggregation and program management services for utilities, builds on EnergyHub’s leading position in the market for grid-edge flexibility solutions. RGS clients can leverage EnergyHub’s integrated platform to manage a broad ecosystem of distributed energy resources and rapidly deploy advanced load-shaping solutions.

Financial Outlook

Alarm.com is providing its outlook for SaaS and license revenue for the first quarter of 2026 and its guidance for the full year 2026 based upon current management expectations.

For the first quarter of 2026:

•SaaS and license revenue is expected to be in the range of $175.8 million to $176.0 million.

For the full year 2026:

•SaaS and license revenue is expected to be in the range of $743.0 million to $745.0 million.
•Total revenue is expected to be in the range of $1.0580 billion to $1.0650 billion, which includes anticipated hardware and other revenue in the range of $315.0 million to $320.0 million.
•Non-GAAP adjusted EBITDA is expected to be in the range of $213.0 million to $215.0 million.
•Non-GAAP adjusted net income attributable to common stockholders is expected to be in the range of $150.5 million to $151.0 million, based on an estimated tax rate of 21.0%.
•Based on an expected 57.2 million weighted average diluted shares outstanding, non-GAAP adjusted net income attributable to common stockholders is expected to be $2.78 to $2.79 per diluted share.

The 2026 guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. The guidance provided above is based on expectations as of the date of this press release and Alarm.com undertakes no obligation to update guidance after such date.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its fourth quarter and full year 2025 financial results and its outlook for the first quarter and full year 2026. A live audio webcast is scheduled to begin at 4:30 p.m. ET on February 19, 2026. To participate on the live call, analysts and investors should pre-register to obtain a dial-in number and individual passcode by visiting: https://register-conf.media-server.com/register/BI6e98a9f7c3364c30a61f97f0564538ad. Alarm.com will also offer a live and archived webcast of the conference call accessible on Alarm.com’s Investor Relations website at http://investors.alarm.com. The information contained on any referenced website is not incorporated herein.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for intelligently connected properties. Millions of homeowners and businesses rely on Alarm.com's technology to secure, monitor and manage their environments from anywhere. Our comprehensive suite of solutions — including security, video surveillance, access control, active shooter detection, intelligent automation, energy management and wellness — is delivered exclusively through a trusted network of thousands of professional service providers and commercial integrators across North America and worldwide. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. Alarm.com delivers serious security for serious people. To learn more, visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including non-GAAP adjusted EBITDA, non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income attributable to common stockholders per share and non-GAAP free cash flow. We have included non-GAAP measures in this press release because they are financial, operating or liquidity measures used by our management to (i) understand and evaluate our core operating performance and trends and generate future operating plans, (ii) make strategic decisions regarding the allocation of capital and investments in initiatives that are focused on cultivating new markets for our solutions and (iii) provide useful information to management about the amount of cash generated by the business after necessary capital expenditures. We also use non-GAAP adjusted EBITDA as a performance measure under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation. Accordingly, we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the most directly comparable GAAP financial measures, which are included in this press release.

We consider non-GAAP free cash flow to be a liquidity measure, which we define as cash flows from operating activities less purchases of property and equipment.

With respect to our expectations under “Financial Outlook” above, reconciliation of non-GAAP adjusted EBITDA and non-GAAP adjusted net income attributable to common stockholders guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures. In particular, non-ordinary course litigation expense, acquisition-related expense and tax adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results.

We exclude one or more of the following items from non-GAAP financial and operating measures:

Interest expense: We record interest expense primarily related to the January 2021 issuance of $500.0 million aggregate principal amount of 0% convertible senior notes due January 15, 2026, or the 2026 Notes, and the May 2024 issuance of $500.0 million aggregate principal amount of 2.25% convertible senior notes due June 1, 2029, or the 2029 Notes. We exclude interest expense in calculating our non-GAAP adjusted EBITDA. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude interest expense other than the interest expense related to the amortization of debt issuance costs related to the 2026 Notes and 2029 Notes as discussed below.

Interest income and certain activity within other income / (expense), net: We exclude interest income as well as certain activity within other income / (expense), net including gains, losses or impairments on investments without readily determinable fair values and other assets, gains on settlement fees as well as losses on the early extinguishment of the debt, when applicable, from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Provision for income taxes: We exclude the impact related to our provision for income taxes from our non-GAAP adjusted EBITDA calculation. We do not consider this tax adjustment to be part of our ongoing results of operations.

Income from equity method investments, net: We exclude income from equity method investments, net from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than we are and therefore, amortization expense may vary significantly by company based on their acquisition history. Although we exclude amortization of acquired intangible assets from our non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating non-GAAP adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude depreciation.

Amortization of debt issuance costs: We record amortization of debt issuance costs related to the 2026 Notes and 2029 Notes as interest expense. We exclude amortization of debt issuance costs from our non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, because we believe that the exclusion of this non-cash interest expense will provide for more meaningful information about our financial performance.

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to restricted stock units and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company-by-company basis. Therefore, we believe that excluding stock-based compensation expense from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Acquisition-related expense: Included in operating expenses are incremental costs directly related to business and asset acquisitions as well as changes in the fair value of contingent consideration liabilities, when applicable. We exclude acquisition-related expense from our non-GAAP financial measures because we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results, improves the comparability of our results to the results of other companies in our industry, and ultimately, we believe helps investors better understand the acquisition-related expense and the effects of the transaction on our results of operations.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred and received in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “designed,” “enable,” “ensure,” “expect,” “intend,” “will,” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s opportunities, positioning, the benefits of recently launched offerings, acquisitions and investments, and the Company’s guidance for the first quarter and full year 2026 described under “Financial Outlook” above and key assumptions related thereto. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: impact of the global economic uncertainty and financial market conditions caused by significant worldwide events, including public health crises, geopolitical upheaval (including the ongoing conflicts in Ukraine, and in the Middle East and surrounding areas), supply chain disruptions, fluctuations in interest rates, tariffs, risk of recession and inflation (collectively, Macroeconomic Conditions); impact of Macroeconomic Conditions and their economic effects on demand for the Company's products; the reliability of the Company’s network operations centers; the Company’s ability to retain service provider partners and residential and commercial subscribers and sustain its growth rate; the Company’s ability to manage growth and execute on its business strategies; the effects of increased competition and evolving technologies; the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees; consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions; the Company’s reliance on its service provider network to attract new customers and retain existing customers; the Company's dependence on its suppliers; the potential loss of any key supplier or the inability of a key supplier to deliver their products to us on time or at the contracted price; the reliability of the Company’s hardware and wireless network suppliers and new or enhanced United States tax, tariff, import/export restrictions, or other trade barriers; and other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 6, 2025 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended December 31, 2025. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor & Media Relations:
Matthew Zartman
Alarm.com
ir@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024	2023
Revenue:
SaaS and license revenue	$180,232	$165,651	$689,397	$631,198	$569,200
Hardware and other revenue	81,425	76,589	321,790	308,629	312,482
Total revenue	261,657	242,240	1,011,187	939,827	881,682
Cost of revenue(1):
Cost of SaaS and license revenue	26,746	23,891	96,200	89,512	85,898
Cost of hardware and other revenue	62,291	59,713	246,095	236,637	239,261
Total cost of revenue	89,037	83,604	342,295	326,149	325,159
Operating expenses:
Sales and marketing	34,605	30,941	123,788	111,242	100,226
General and administrative	28,444	27,767	110,418	108,879	112,930
Research and development	66,155	61,971	270,229	255,878	245,114
Amortization and depreciation	8,468	7,102	30,819	29,131	31,424
Total operating expenses	137,672	127,781	535,254	505,130	489,694
Operating income	34,948	30,855	133,638	108,548	66,829
Interest expense	(4,333)	(4,347)	(17,294)	(11,426)	(3,429)
Interest income	10,164	13,579	45,617	47,359	29,801
Other income / (expense), net	3,942	(1,142)	4,645	(2,807)	4,624
Income before income taxes	44,721	38,945	166,606	141,674	97,825
Provision for income taxes	9,655	8,945	37,620	19,294	17,485
Income from equity method investments, net	467	(133)	(2,642)	(133)	—
Net income	34,599	30,133	131,628	122,513	80,340
Net loss attributable to redeemable noncontrolling interests	135	195	946	1,603	703
Net income attributable to common stockholders	$34,734	$30,328	$132,574	$124,116	$81,043

Per share information attributable to common stockholders:
Net income attributable to common stockholders per share:
Basic	$0.70	$0.61	$2.66	$2.50	$1.63
Diluted	$0.66	$0.56	$2.46	$2.29	$1.53
Weighted average common shares outstanding:
Basic	49,815,976	49,494,338	49,795,191	49,641,763	49,818,448
Diluted	56,587,638	59,961,161	58,923,815	57,993,019	54,625,434
______________________________
(1) Exclusive of amortization and depreciation shown in operating expenses below.

Stock-based compensation expense data:	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024	2023
Cost of hardware and other revenue	$—	$—	$—	$2	$5
Sales and marketing	699	809	2,441	2,833	3,522
General and administrative	2,307	3,519	10,474	13,080	13,028
Research and development	3,571	5,239	20,275	25,327	30,728
Total stock-based compensation expense	$6,577	$9,567	$33,190	$41,242	$47,283

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$960,584	$1,220,701
Accounts receivable, net of allowance for credit losses of $5,171 and $3,870, and net of allowance for product returns of $2,140 and $2,448 as of December 31, 2025 and 2024, respectively	141,852	126,082
Inventory	94,429	87,435
Other current assets, net of allowance for credits losses of $749 and $0 as of December 31, 2025 and 2024, respectively	75,646	47,374
Total current assets	1,272,511	1,481,592
Property and equipment, net	64,799	63,205
Intangible assets, net	99,352	63,159
Goodwill	224,987	154,211
Deferred tax assets	152,255	181,284
Operating lease right-of-use assets	52,636	53,425
Investments in unconsolidated entities	226,931	17,170
Other assets, net of allowance for credit losses of $0 and $1 as of December 31, 2025 and 2024, respectively	43,120	24,162
Total assets	$2,136,591	$2,038,208
Liabilities, redeemable noncontrolling interests and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$107,195	$139,427
Accrued compensation	31,126	28,739
Deferred revenue	16,428	12,940
Convertible senior notes, net	499,867	—
Operating lease liabilities	8,524	7,700
Total current liabilities	663,140	188,806
Deferred revenue	13,456	13,619
Convertible senior notes, net, noncurrent	489,641	983,477
Operating lease liabilities	67,609	65,534
Other liabilities	11,735	15,479
Total liabilities	1,245,581	1,266,915
Redeemable noncontrolling interests	42,847	44,747
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2025 and 2024	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 53,540,939 and 52,756,077 shares issued; and 49,630,714 and 49,618,346 shares outstanding as of December 31, 2025 and 2024, respectively	536	528
Additional paid-in capital	549,913	521,192
Treasury stock, at cost; 3,910,225 and 3,137,731 shares as of December 31, 2025 and 2024, respectively	(227,852)	(186,291)
Accumulated other comprehensive income	2,690	815
Retained earnings	522,876	390,302
Total stockholders’ equity	848,163	726,546
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$2,136,591	$2,038,208

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
Cash flows from operating activities:	2025	2024	2023
Net income	$131,628	$122,513	$80,340
Adjustments to reconcile net income to net cash flows from operating activities:
Provision for credit losses on accounts receivable	2,155	950	1,508
Reserve for product returns	3,071	3,187	4,399
Provision for credit losses on notes receivable	748	3,996	3
Amortization and depreciation	30,819	29,131	31,424
Amortization of debt issuance costs	6,031	4,796	3,145
Amortization of operating leases	15,381	13,084	11,484
Deferred income taxes	29,974	(34,496)	(47,730)
Stock-based compensation	33,190	41,242	47,283
Distributions on investments in unconsolidated entities	7,763	—	—
Gain on from investments in unconsolidated entities	(7,748)	(127)	—
Other adjustments	1,624	955	2,701
Changes in operating assets and liabilities (net of business acquisitions):
Accounts receivable	(15,706)	271	(10,536)
Inventory	(5,602)	8,558	20,961
Other current and non-current assets	(20,964)	(2,697)	(1,338)
Accounts payable and other current liabilities	(46,488)	20,133	4,613
Deferred revenue	256	3,674	4,553
Operating lease liabilities	(9,864)	(12,467)	(13,947)
Other liabilities	(2,938)	3,710	(2,898)
Cash flows from operating activities	153,330	206,413	135,965
Cash flows used in investing activities:
Business acquisitions, net of cash acquired	(112,915)	—	(9,696)
Additions to property and equipment	(16,281)	(10,133)	(7,517)
Issuances of notes receivable	(25,255)	(500)	(450)
Capitalized software development costs	(1,307)	(1,643)	(743)
Receipt of payments on notes receivable	98	51	55
Proceeds from sale of investments in unconsolidated entities	3,058	—	—
Purchase of investments in unconsolidated entities	(205,880)	(11,025)	(1,700)
Purchases of other intangible assets	—	(1,431)	(5,915)
Cash flows used in investing activities	(358,482)	(24,681)	(25,966)
Cash flows (used in) / from financing activities:
Proceeds from issuance of convertible senior notes	—	500,000	—
Payments of debt issuance costs	—	(14,834)	—
Purchases of capped calls related to convertible senior notes	—	(63,050)	—
Payments of deferred consideration for acquisitions	(1,741)	(7,269)	(1,672)
Purchases of treasury stock, including transaction costs	(41,561)	(75,000)	(27,298)
Purchases of redeemable noncontrolling interest	(16,179)	—	(832)
Payments of acquired debt	—	—	(3,040)
Payments of tax withholdings related to vesting of restricted stock units	—	(3,401)	(2,621)
Issuances of common stock from equity-based plans	4,475	9,984	3,598
Cash flows (used in) / from financing activities	(55,006)	346,430	(31,865)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(167)	(109)	66
Net (decrease) / increase in cash, cash equivalents and restricted cash	(260,325)	528,053	78,200
Cash, cash equivalents and restricted cash at beginning of the period	1,229,132	701,079	622,879
Cash, cash equivalents and restricted cash at end of the period	$968,807	$1,229,132	$701,079

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$960,584	$1,220,701	$696,983
Restricted cash included in other current assets and other assets	8,223	8,431	4,096
Total cash, cash equivalents and restricted cash	$968,807	$1,229,132	$701,079

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024	2023
Non-GAAP adjusted EBITDA:
Net income	$34,599	$30,133	$131,628	$122,513	$80,340
Adjustments:
Interest expense, interest income and certain activity within other income / (expense), net	(5,831)	(9,232)	(28,424)	(35,933)	(32,229)
Provision for income taxes	9,655	8,945	37,620	19,294	17,485
Loss / (income) from equity method investments, net	467	(133)	(2,642)	(133)	—
Amortization and depreciation expense	8,468	7,102	30,819	29,131	31,424
Stock-based compensation expense	6,577	9,567	33,190	41,242	47,283
Acquisition-related expense	914	3	1,872	108	621
Litigation expense	45	1	1,942	17	9,043
Total adjustments	20,295	16,253	74,377	53,726	73,627
Non-GAAP adjusted EBITDA	$54,894	$46,386	$206,005	$176,239	$153,967

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024	2023
Non-GAAP adjusted net income:
Net income, as reported	$34,599	$30,133	$131,628	$122,513	$80,340
Provision for income taxes	9,655	8,945	37,620	19,294	17,485
Loss / (income) from equity method investments, net	467	(133)	(2,642)	(133)	—
Income before income taxes	44,721	38,945	166,606	141,674	97,825
Adjustments:
Interest income and certain activity within other income / (expense), net	(10,164)	(13,579)	(45,718)	(47,359)	(35,658)
Amortization expense	5,458	4,652	19,621	18,806	20,271
Amortization of debt issuance costs	1,518	1,500	6,031	4,796	3,145
Stock-based compensation expense	6,577	9,567	33,190	41,242	47,283
Acquisition-related expense	914	3	1,872	108	621
Litigation expense	45	1	1,942	17	9,043
Total adjustments	4,348	2,144	16,938	17,610	44,705
Income taxes [1]	(10,304)	(8,629)	(38,544)	(33,450)	(29,931)
Non-GAAP adjusted net income	$38,765	$32,460	$145,000	$125,834	$112,599

1  Income taxes are calculated using a rate of 21.0% for each of the years ended December 31, 2025, 2024 and 2023 as well as the three months ended December 31, 2025 and 2024. The 21.0% effective tax rates for each of the years ended December 31, 2025, 2024 and 2023 as well as the three months ended December 31, 2025 and 2024 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024	2023
Non-GAAP adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$34,734	$30,328	$132,574	$124,116	$81,043
Provision for income taxes	9,655	8,945	37,620	19,294	17,485
Loss / (income) from equity method investments, net	467	(133)	(2,642)	(133)	—
Income attributable to common stockholders before income taxes	44,856	39,140	167,552	143,277	98,528
Adjustments:
Interest income and certain activity within other income / (expense), net	(10,164)	(13,579)	(45,718)	(47,359)	(35,658)
Amortization expense	5,458	4,652	19,621	18,806	20,271
Amortization of debt issuance costs	1,518	1,500	6,031	4,796	3,145
Stock-based compensation expense	6,577	9,567	33,190	41,242	47,283
Acquisition-related expense	914	3	1,872	108	621
Litigation expense	45	1	1,942	17	9,043
Total adjustments	4,348	2,144	16,938	17,610	44,705
Income taxes [1]	(10,333)	(8,669)	(38,743)	(33,786)	(30,079)
Non-GAAP adjusted net income attributable to common stockholders	$38,871	$32,615	$145,747	$127,101	$113,154

1  Income taxes are calculated using a rate of 21.0% for each of the years ended December 31, 2025, 2024 and 2023 as well as the three months ended December 31, 2025 and 2024. The 21.0% effective tax rates for each of the years ended December 31, 2025, 2024 and 2023 as well as the three months ended December 31, 2025 and 2024 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024	2023
Non-GAAP adjusted net income attributable to common stockholders per share:
Net income attributable to common stockholders per share - basic, as reported	$0.70	$0.61	$2.66	$2.50	$1.63
Provision for income taxes	0.20	0.18	0.76	0.39	0.35
Loss / (income) from equity method investments, net	0.01	(0.01)	(0.05)	(0.01)	—
Income attributable to common stockholders before income taxes	0.91	0.78	3.37	2.88	1.98
Adjustments:
Interest income and certain activity within other income / (expense), net	(0.21)	(0.27)	(0.92)	(0.95)	(0.72)
Amortization expense	0.11	0.10	0.39	0.38	0.41
Amortization of debt issuance costs	0.03	0.03	0.12	0.10	0.06
Stock-based compensation expense	0.13	0.19	0.67	0.83	0.95
Acquisition-related expense	0.02	—	0.04	—	0.01
Litigation expense	—	—	0.04	—	0.18
Total adjustments	0.08	0.05	0.34	0.36	0.89
Income taxes [1]	(0.21)	(0.17)	(0.78)	(0.68)	(0.60)
Non-GAAP adjusted net income attributable to common stockholders per share - basic	$0.78	$0.66	$2.93	$2.56	$2.27

Non-GAAP adjusted net income attributable to common stockholders per share - diluted[2]	$0.72	$0.58	$2.62	$2.28	$2.07

Weighted average common shares outstanding:
Basic, as reported	49,815,976	49,494,338	49,795,191	49,641,763	49,818,448
Diluted, as reported	56,587,638	59,961,161	58,923,815	57,993,019	54,625,434

1  Income taxes are calculated using a rate of 21.0% for each of the years ended December 31, 2025, 2024 and 2023 as well as the three months ended December 31, 2025 and 2024. The 21.0% effective tax rates for each of the years ended December 31, 2025, 2024 and 2023 as well as the three months ended December 31, 2025 and 2024 exclude the income tax effect on the non-GAAP adjustments and reflect the estimated long-term corporate tax rate.

2  Non-GAAP adjusted net income attributable to common stockholders per diluted share includes the add back of cash interest expense, net of tax, attributable to convertible senior notes of $2.1 million and $8.5 million for the three and twelve months ended December 31, 2025, respectively, and $2.1 million and $5.0 million for the same periods in 2024.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024	2023
Non-GAAP free cash flow:
Cash flows from operating activities	$35,929	$56,260	$153,330	$206,413	$135,965
Additions to property and equipment	(860)	(2,268)	(16,281)	(10,133)	(7,517)
Non-GAAP free cash flow	$35,069	$53,992	$137,049	$196,280	$128,448